Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Relations:	Investor Relations:
Anne Marshall	Brinlea Johnson
drugstore.com	The Blueshirt Group
425.372.3464	212-551-1453
amarshall@drugstore.com	brinlea@blueshirtgroup.com

drugstore.com, inc. Acquires SkinStore.com

BELLEVUE, WA – February 22, 2010 – drugstore.com, inc., (NASDAQ: DSCM) a leading online retailer of health, beauty, vision, and pharmacy products that owns and operates the Beauty.com™ webstore, today announced the completion on February 19, 2010 of its acquisition of Salu, Inc., owner and operator of SkinStore.com™. The acquisition creates one of the largest online beauty retailers offering consumers a wide-ranging product selection, with mass beauty products on drugstore.com, prestige beauty brands on Beauty.com and clinical skin care products on SkinStore.com.

drugstore.com previously announced that it had reached an agreement to acquire Salu, Inc. on December 28, 2009. Salu will continue to focus on its brands and exceptional customer experience and operate in Sacramento, California, now as a wholly owned subsidiary of drugstore.com, inc.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ:DSCM) is a leading online retailer of health, beauty, vision and pharmacy products. Our portfolio of brands include: drugstore.com™, Beauty.com™ and VisionDirect.com™. All are accessible from http://www.drugstore.com and provide a convenient, private, and informative shopping experience while offering a wide assortment of more than 45,000 products at competitive prices.

The drugstore.com pharmacy is certified by the National Association of Boards of Pharmacy (NABP) as a Verified Internet Pharmacy Practice Site (VIPPS) and operates in compliance with federal and state laws and regulations in the United States.

About Salu, Inc.

Salu, Inc. is the owner and operator of SkinStore.com. SkinStore.com carries over 200 premium brands of clinical skin care and beauty products typically found only in luxury spas, fine stores and dermatologist offices. It is based in Gold River (Sacramento), California.

Additional information

This announcement was issued on February 22, 2010. In connection with the proposed acquisition, drugstore.com has filed a current report on Form 8-K dated February 22, 2010 with the SEC. The Form 8-K is available at www.sec.gov or at www.investor.drugstore.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on our expectations, estimates and projections as of the date of this release. These forward-looking statements include statements regarding the expected 2009 financial results of Salu, the anticipated benefits of the acquisition and impact on drugstore.com’s business and 2010 financial results, and the expected timing of the closing of the transaction. Forward-looking statements are based on current expectations, and are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from that contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: the risk that anticipated synergies and opportunities as a result of the transaction will not be realized; difficulty or unanticipated expenses in connection with integrating Salu into drugstore.com; the risk that the acquired business does not perform as planned, including as a result of overall changes in the economy; changes in consumer spending and consumer trends; fluctuations in the stock market; changes affecting the Internet, online retailing, and advertising; the unpredictability of future revenues, expenses, and potential fluctuations in revenues and operating results; possible tax liabilities relating to the collection of sales tax; and the ability to manage multiple growing businesses. Certain of these and other risks and uncertainties are discussed in the section entitled “Risk Factors” in drugstore.com’s most recent quarterly filing with the SEC. You should not rely on a forward-looking statement as representing the views of drugstore.com or its management as of any date other than the date on which it made the statement. drugstore.com expressly disclaims any intent or obligation to update any forward-looking statement after the date on which it made such statement.